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                                                                     EXHIBIT 5.1

July 9, 2004
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RenaissanceRe Holdings Ltd.                    Direct  Line:     441 299 4993
Renaissance House                              E-mail:           kcbutler@cdp.bm
8 - 12 East Broadway                           Our Ref:          KCB/jlt/.326034/110302.Corpdocs
Pembroke HM 19
Bermuda
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Dear Sirs

RenaissanceRe Holdings Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of a registration statement on Form S-3 to which this is an exhibit (the "Registration Statement") in relation to the shelf registration of common shares of the Company ("Common Shares"), preference shares of the Company ("Preference Shares"), depositary receipts issued by a depository to be selected in respect of fractions of Common Shares or of Preference Shares ("Depositary Shares"), debt securities of the Company ("Debt Securities"), warrants to purchase Common Shares ("Common Share Warrants"), warrants to purchase Debt Securities ("Debt Warrants"), warrants to purchase Preference Shares ("Preference Share Warrants"), share purchase contracts ("Share Purchase Contracts"), share purchase units ("Share Purchase Units") and preferred securities of RenaissanceRe Capital Trust II ("Preferred Securities"), a guarantee by the Company in respect of Preferred Securities ("Guarantee") (together the "Securities"). The Securities may be issued from time to time by the Company after the Registration Statement to which this opinion is an exhibit, becomes effective.

For the purposes of giving this opinion, we have examined the following documents:

         (i) an electronic copy of an original Registration Statement on Form S-3 with respect to the Securities excluding Exhibits and the documents incorporated by reference;

         (ii) an unsigned electronic copy of the Junior Subordinated Indenture, dated as of July 9, 2004, between the Company as Issuer and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) as Trustee (the "Junior Subordinated Indenture");

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RenaissanceRe Holdings Ltd
July 9, 2004
Page 2

         (iii) an unsigned electronic copy of the Senior Indenture, dated as of July 1, 2001 between the Company as Issuer and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) as Trustee (the "Senior Indenture");

         (iv) an unsigned electronic copy of the Senior Indenture, dated as of July 9, 2004 between the Company as Issuer and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) as Trustee;

         (v) an unsigned electronic copy of the Subordinated Indenture dated as of July 9, 2004, between the Company as Issuer and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) as Trustee (the "Subordinated Indenture");

         (vi) an unsigned electronic copy of a draft form of Guarantee Agreement to be entered into between the Company (as Guarantor) and Deutsche Bank Trust Company Americas (f/k/a/ Bankers Trust Company) (as Guarantee Trustee) (the "Guarantee Agreement");

         (vii) an unsigned electronic copy of a Trust Agreement, dated as of January 5, 2001 of the PTrust (the "Initial Trust Agreement"), between the Company, as Depositor, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Property Trustee, Deutsche Bank Trust Company Delaware (f/k/a Bankers Trust Company (Delaware)), as Delaware Trustee, and the Administrative Trustees named therein; and

         (viii) an unsigned electronic copy of a draft form of Amended and Restated Trust Agreement, (the "Amended Trust Agreement"), between the Company, as Depositor, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Property Trustee, Deutsche Bank Trust Company Delaware (f/k/a Bankers Trust Company (Delaware)), as Delaware Trustee, and the Administrative Trustees named therein.

The documents listed in items (i) through (viii) above are herein sometimes collectively referred to as the "Documents" and the documents listed in items
(ii) through (viii) above are herein sometimes collectively referred to as the "Operative Documents" (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the amended and restated bye-laws of the Company (the "Constitutional Documents"), each certified by the Secretary of the Company on 27 June 2004 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Operative Documents, other than the Company, to enter

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RenaissanceRe Holdings Ltd
July 9, 2004
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into and perform its respective obligations under the Operative Documents, (d)
the due execution of the Operative Documents, and of any instruments evidencing any of the Securities to the extent required by applicable law, by each of the parties thereto and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the Company will issue the Securities and enter into the Operative Documents in furtherance of its objects as set out in its memorandum of association, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York or the State of Delaware (the "Foreign Laws") of the Operative Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Operative Documents to the non-exclusive jurisdiction of the courts of United States Federal or New York State court sitting in the Borough of Manhattan, the City of New York, New York (the "Foreign Courts"), (j) none of the parties to the Operative Documents has carried on or will carry on activities, other than the performance of its obligations under the Operative Documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Operative Documents, other than the Company, will perform its obligations under the Operative Documents in or from within Bermuda, (k) the approval of the issue by the Company of any Securities will be made at a duly convened and quorate meeting of the Board of Directors of the Company and, if required, at a duly convened and quorate meeting of the shareholders of the Company in a manner complying with the Constitutional Documents, (l) the Company will receive money or money's worth for each Common Share and for each Preference Share when issued of not less than the par values thereof, (m) the Company will have sufficient authorised capital to effect the issue of each Common Share and each Preference Share when issued, (n) the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended, "Prospectuses and Public Offers", and (o) the Bermuda Monetary Authority will consent to the issue by the Company of the Securities.

The obligations of the Company under the Operative Documents and any instruments evidencing any of the Securities (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

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RenaissanceRe Holdings Ltd
July 9, 2004
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We express no opinion as to the enforceability of any provision of the Operative
Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Any Common Shares and any Preference Shares issued as described in the Prospectus that forms part of the Registration Statement, provided that such issue is undertaken subject to and in accordance with the Constitutional Documents of the Company and in accordance with Bermuda law, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

3. The Debt Securities and the Guarantees, when issued as described in accordance with the terms of the applicable Operative Documents, will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

4. The statements in the Prospectus included in the Registration Statement under the captions "Description of our Capital Shares", "Certain Tax Considerations" and "Enforcement of Civil Liabilities under United States Federal Securities Laws", insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

Yours faithfully
CONYERS DILL & PEARMAN